                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                   ----------

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement                 |_|  Confidential, for Use of
                                                      the Commission Only (as
                                                      permitted by Rule
                                                      14a-6(e)(2))



|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Under Rule 14a-12


                       MEDIACOM COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
                                                                        -----------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
                                                                     --------------------------------------------------
(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)      Proposed maximum aggregate value of transaction:
                                                         --------------------------------------------------------------
(5)      Total fee paid:
                        -----------------------------------------------------------------------------------------------

|_|      Fee paid previously with preliminary materials

|_|      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                         ------------------------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:
                                                               --------------------------------------------------------
         3)       Filing Party:
                               ----------------------------------------------------------------------------------------
         4)       Date Filed:
                             ------------------------------------------------------------------------------------------

                        Copies of all communications to:
                            Robert L. Winikoff, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

                              [LOGO OF MEDIACOM]


                      MEDIACOM COMMUNICATIONS CORPORATION
                             100 Crystal Run Road
                          Middletown, New York 10941

                         ----------------------------

               NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS


                                 To Be Held On
                                 June 21, 2001

                         ----------------------------

To the Stockholders of Mediacom Communications Corporation:

     The 2001 Annual Meeting of Stockholders of Mediacom Communications Corporation will be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, at 10:00 a.m., local time, on Thursday, June 21, 2001, for the following purposes:

     1. To elect seven directors to serve for a term of one year.

     2. To ratify the selection of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. All holders of record of our Class A common stock and Class B common stock at the close of business on April 26, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                    By Order of the Board of Directors,


                                    Italia Commisso Weinand
                                    Secretary

Middletown, New York
May 15, 2001

--------------------------------------------------------------------------------
Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the enclosed, self-addressed envelope. No additional postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before this meeting by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the meeting.
--------------------------------------------------------------------------------

                      MEDIACOM COMMUNICATIONS CORPORATION
                             100 Crystal Run Road
                          Middletown, New York 10941

                             ---------------------

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS


                                 To Be Held On
                                 June 21, 2001
                             _____________________

                                 INTRODUCTION

     This proxy statement and the accompanying proxy card are being furnished to the holders of our Class A common stock and Class B common stock in connection with the solicitation by our Board of Directors of proxies for use in voting at the 2001 Annual Meeting of Stockholders to be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, at 10:00 a.m., local time, on Thursday, June 21, 2001, or any adjournment or postponement thereof. The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his or her proxy at any time before the meeting by giving notice in writing to the attention of our Secretary, by granting a proxy bearing a later date, or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

     Holders of record of our Class A common stock and Class B common stock at the close of business on April 26, 2001 are entitled to vote at the meeting. As of such record date, there were 60,618,923 shares of Class A common stock and 29,342,990 shares of Class B common stock outstanding.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of votes at the meeting will constitute a quorum for the transaction of business. Holders of shares of Class A common stock and Class B common stock will vote as a single class on all matters submitted to a vote of stockholders. Each share of Class A common stock will be entitled to one vote and each share of Class B common stock will be entitled to ten votes.

     Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require an affirmative vote of the majority of the votes cast thereon. On all matters to come before the meeting, abstentions and broker non-votes will be considered for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

     Rocco B. Commisso, our Chairman and Chief Executive Officer, beneficially owns or controls approximately 86% of the aggregate votes that may be cast at the meeting. Accordingly, the affirmative vote of such person alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Mr. Commisso has advised us that he will vote all of his shares in favor of the proposals set forth in the notice attached to this proxy statement.

     We will bear the cost of soliciting these proxies. Proxies may be solicited by our directors, officers or employees in person or by telephone.

     A list of stockholders entitled to vote at the meeting will be available at our executive offices located at 100 Crystal Run Road, Middletown, New York 10941. This proxy statement and the form of proxy are first being mailed to stockholders on or about May 18, 2001.

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the 2001 annual meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and qualified. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary.

     Each nominee is currently a director of our company. Rocco B. Commisso and Mark E. Stephan have been directors of Mediacom Communications Corporation since it was formed in November 1999 and were members of the executive committee of Mediacom LLC until the initial public offering of Mediacom Communications in February 2000. Immediately prior to the initial public offering, Mediacom Communications issued its common stock in exchange for all outstanding membership interests in Mediacom LLC. Accordingly, references to "we," "our" and "us" in the biographies that follow and elsewhere in this proxy statement for the periods prior to the initial public offering mean Mediacom LLC. Messrs. Mitchell, Morris, Reifenheiser, Ricciardi and Winikoff became our directors upon the completion of the initial public offering.


                                                                 Principal Occupation and Business
Name of Nominee               Age                              Experience During the Past Five Years
---------------               ---        ----------------------------------------------------------------------------------------
Rocco B. Commisso             51         Founder, Chairman and Chief Executive Officer since the inception of our company in July
                                         1995. Mr. Commisso served as Executive Vice President, Chief Financial Officer and a
                                         director of Cablevision Industries Corporation from 1986 to 1995. From 1981 to 1986, Mr.
                                         Commisso served as Senior Vice President of Royal Bank of Canada's affiliate in the United
                                         States, where he founded and directed a specialized lending group to media and communications companies. Mr. Commisso began his association with the cable industry in
                                         1978 at The Chase Manhattan Bank, where he was assigned to manage the bank's lending activities to communications firms including the cable industry. He serves on the boards of the National Cable Television Association, Cable Television Laboratories, Inc. and C-SPAN.
                                         Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Master of Business
                                         Administration from Columbia University.

Craig S. Mitchell             42         Mr. Mitchell has held various management positions with Morris Communications Corporation for more than the past five years. He currently serves as its Vice President of Finance and
                                         Treasurer and is also a member of its board of directors.

William S. Morris III         66         Mr. Morris has served as the Chairman and Chief Executive Officer of Morris Communications
                                         Corporation for more than the past five years. He was the Chairman of the board of directors of the Newspapers Association of America for 1999-2000.

Thomas V. Reifenheiser        65         Mr. Reifenheiser served for more than five years as a Managing Director and Group Executive of the Global Media and Telecom Group of Chase Securities Inc. until his retirement in
                                         September 2000. He joined Chase in 1963 and had been the Global Media and Telecom Group
                                         Executive since 1977. He also had been a director of the Management Committee of The Chase
                                         Manhattan Bank. Mr. Reifenheiser is a member of the board of directors of Lamar Advertising
                                         Company, a leading owner and operator of outdoor advertising and logo sign displays.

Natale S. Ricciardi           52         Mr. Ricciardi has held various management positions with Pfizer Inc. for more than the past five years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as its Vice President,
                                         U.S. Manufacturing, with responsibility for all of Pfizer's U.S. manufacturing facilities.

                                                              Principal Occupation and Business
Name of Nominee           Age                               Experience During the past Five Years
-------------------    ----------      ----------------------------------------------------------------------------------------
Mark E. Stephan            44           Senior Vice President, Chief Financial Officer and Treasurer of our company since March
                                        1996. From 1993 to February 1996, Mr. Stephan served as Vice President of Finance for
                                        Cablevision Industries Corporation. Previously, Mr. Stephan served as Manager of the telecommunications and media-lending group of Royal Bank of Canada from 1987 to 1992.

Robert L. Winikoff         54           Mr. Winikoff has been a partner of the law firm of Sonnenschein Nath & Rosenthal since
                                        August 2000. Prior thereto, he was a partner of the law firm of Cooperman Levitt Winikoff
                                        Lester & Newman, P.C. for more than five years. Sonnenschein Nath & Rosenthal currently serves as our outside general counsel and prior to such representation Cooperman Levitt
                                        Winikoff Lester & Newman, P.C. served as our outside general counsel since 1995. Mr.
                                        Winikoff is a member of the board of directors of Young Broadcasting Inc., an owner and operator of broadcast television stations.


     Mr. Commisso has agreed to cause the election of two directors designated by Morris Communications Corporation so long as Morris Communications continues to own at least 20% of our outstanding common stock, and one such director so long as it continues to own at least 10% of our outstanding common stock. In accordance with this agreement, Messrs. Morris and Mitchell have been designated by Morris Communications as its representatives on the Board of Directors.

     During 2000, the Board of Directors met four times. Each director attended more than 75% percent of the meetings of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has no nominating committee; nominees for election as directors are selected by the Board of Directors. During 2000, there were three meetings of the Audit Committee, no meetings of the Compensation Committee and one meeting of the Stock Option Committee. All of the respective committee members attended each of the committee meetings.

     The Audit Committee consists of three directors, all of whom are independent directors. The current members of the Audit Committee are Messrs. Mitchell, Reifenheiser and Ricciardi. The functions of the Audit Committee include but are not limited to the following: (i) recommending the appointment of our independent accountants; (ii) reviewing the arrangements for and the scope of the audit by our independent accountants; (iii) reviewing the independence of our independent accountants; (iv) considering the adequacy of the system of our internal accounting controls and reviewing any proposed corrective measures; (v) reviewing and monitoring our policies regarding business ethics and regulatory matters that may have a material effect on our financial statements, operations and programs; and (vi) discussing with management and our independent accountants our draft interim and annual financial statements and key accounting and reporting matters. See "Report of the Audit Committee" below.

     The Compensation Committee consists of three directors, Messrs. Commisso, Morris and Winikoff. The Compensation Committee has the authority to review and make recommendations to the Board of Directors with respect to the compensation of our executive officers. The Compensation Committee also administers our 1999 Employee Stock Purchase Plan. See "Report of the Compensation Committee" below.

     The Stock Option Committee consists of three directors, each of whom is a "non-employee" director (as defined in Rule 16b-3 under the Securities Exchange Act of 1934). The current members of the Stock Option Committee are Messrs. Reifenheiser, Ricciardi and Winikoff. The Stock Option Committee administers our 1999 Stock Option Plan and determines, among other things: (i) the time or times at which options will be granted; (ii) the recipients of grants; (iii) whether a grant will consist of incentive stock options, non-qualified stock options or stock appreciation rights (in tandem or free-standing) or a combination thereof; (iv) the option periods; (v) whether an option is exercisable as Class A common stock or Class B common stock; (vi) the limitations on option exercise; and (vii) the number of shares subject to such options, taking into account the nature and value of services rendered and contributions made to the success of our company. The Stock Option Committee also has authority to interpret the plan and, subject to certain limitations, to amend provisions of the plan as deemed advisable.

The Board of Directors recommends a vote FOR the election of each of the director nominees named herein.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls and the independence and performance of our internal and independent accountants. The committee also recommends to the Board of Directors the selection of our independent accountants. The committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each committee member is independent as defined by the rules of The Nasdaq Stock Market. A copy of the Audit Committee charter is attached to this proxy statement.

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The committee's responsibility is to monitor and review these processes. However, the committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

     In this context, the committee held three meetings during 2000. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal accountants and our independent accountants, Arthur Andersen LLP. The committee discussed with our independent accountants the overall scope and plans for their audit. The committee met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

     The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management and Arthur Andersen LLP.

     The committee also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Our independent accountants also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants their independence from us. When considering Arthur Andersen LLP's independence, the committee considered whether their provision of services to us beyond those rendered in connection with their audit and review of our consolidated financial statements was compatible with maintaining their independence. The committee also reviewed, among other things, the amount of fees paid to Arthur Andersen LLP for audit and non-audit services.

     Based on the committee's review and these meetings, discussions and reports, and subject to the limitations on the committee's role and responsibilities referred to above and in the Audit Committee charter, the committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in our Annual Report on Form 10-K. The committee has also recommended the selection of our independent accountants, and, based on the committee's recommendation, the Board has selected Arthur Andersen LLP as our independent accountants for the fiscal year ended December 31, 2001.

     Members of the Audit Committee

     Craig S. Mitchell
     Thomas V. Reifenheiser
     Natale S. Ricciardi

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth as of April 26, 2001, certain information with respect to the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% of our common stock; (ii) each of our directors; (iii) each of our executive officers who are named below in Executive Compensation Summary; and (iv) all of our directors and executive officers as a group.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A common stock is based on 60,618,923 shares of Class A common stock outstanding and percentage of beneficial ownership of Class B common stock is based on 29,342,990 shares of Class B common stock outstanding. Unless otherwise indicated, the address of each beneficial owner of more than 5% of Class A common stock or Class B common stock is Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941.

                                               Class A Common Stock            Class B Common Stock           Percent of
                                          ----------------------------     -----------------------------       Vote as a
Name of Beneficial Owner                        Number        Percent         Number          Percent        Single Class
--------------------------------------    ----------------  ----------     ----------------  -----------   ---------------

Rocco B. Commisso...................            74,546 (5)       *          37,491,882 (13)     100.0%          86.1%
Morris Communications
  Corporation (1)...................        28,309,674        46.7%                --             --             8.0%
The TCW Group, Inc. (2).............         5,677,937         9.4%                --             --             1.6%
Mark E. Stephan.....................               997 (6)       *             482,236 (14)(15)   1.6%            *
William S. Morris III (1)(3)........        28,316,341 (7)    46.7%                --             --             8.0%
Craig S. Mitchell (1)(4)............        28,409,674 (8)    46.9%                --             --             8.0%
Thomas V. Reifenheiser..............             6,667 (7)       *                 --             --              *
Natale S. Ricciardi.................            16,667 (7)       *                 --             --              *
Robert L. Winikoff..................            55,000 (9)       *                 --             --              *
James M. Carey......................            76,596 (10)      *             200,052 (15)(16)   *               *
Joseph Van Loan.....................             9,111 (11)      *             327,921 (15)(17)   1.1%            *
Italia Commisso Weinand.............            89,578 (11)      *             242,921 (15)(18)   *               *
All executive officers and                  28,764,111 (12)   47.4%         37,491,882 (19)     100.0%          92.7%
 directors as a group (12 persons)..

------------------------------------
*  Represents beneficial ownership of less than 1%.

(1) Based on information contained in a Schedule 13G jointly filed by Morris Communications Corporation and William S. Morris III on February 14, 2001. The address of Morris Communications and Mr. Morris is 725 Broad Street, Augusta, Georgia 30901.

(2) Based on information contained in a Schedule 13G jointly filed by The TCW Group, Inc. and Robert Day on February 14, 2001, TCW and Mr. Day (an individual who may be deemed to control TCW) have shared power to vote or to direct the vote, and shared power to dispose or direct the disposition, of 5,677,937 shares of our Class A common stock. These shares are held by subsidiaries of TCW (Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company) and an entity controlled by Mr. Day (Oakmont Corporation). The address of TCW is 865 South Figueroa Street, Los Angeles, California, 90017.

(3) Represents shares held by Morris Communications. Mr. Morris is the Chairman and Chief Executive Officer of Morris Communications and is deemed to be in control of Morris Communications.

(4) Includes 28,309,674 shares of Class A common stock held by Morris Communications. Mr. Mitchell is a director and the Vice President of Finance and Treasurer of Morris Communications. Mr. Mitchell disclaims any beneficial ownership of the shares held by Morris Communications. The address of Mr. Mitchell is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(5) Includes 38,149 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(6) Includes 997 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(7) Includes 6,667 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(8) Includes 10,000 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(9) Includes 10,000 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan and 30,000 shares held by a limited liability company for which Mr. Winikoff serves as manager. Mr. Winikoff disclaims beneficial ownership of the shares held by the limited liability company except to the extent of his pecuniary interest therein.

(10) Includes 6,358 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(11) Includes 4,078 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(12) Includes 111,580 shares of Class A common stock underlying options granted pursuant to the 1999 Stock Option Plan.

(13) Includes 1,189,690 shares of Class B common stock owned of record by other stockholders, for which Mr. Commisso holds an irrevocable proxy, representing all remaining shares of Class B common stock outstanding. Also includes 948,892 shares of Class B common stock underlying options granted to Mr. Commisso pursuant to the 1999 Stock Option Plan, 6,855,668 shares of Class B common stock underlying options issued to Mr. Commisso in exchange for membership units in Mediacom LLC, and 344,332 shares of Class B common stock underlying options issued to other executive and non-executive employees of our company in exchange for membership units in Mediacom LLC, for which Mr. Commisso holds an irrevocable proxy.

(14) Includes 95,014 shares of Class B common stock underlying options issued in exchange for membership units in Mediacom LLC. All 482,236 shares are vested.

(15) If such beneficial owner desires to sell vested shares, or if such beneficial owner's employment with us is terminated for any reason, Mr. Commisso will have the option to purchase such shares. For further information concerning this arrangement, see "Executive Compensation - Employment Arrangements." In addition, such beneficial owner has granted Mr. Commisso an irrevocable proxy with respect to such shares.

(16) Includes 53,208 shares of Class B common stock underlying options issued in exchange for membership units in Mediacom LLC. The 200,052 shares are subject to vesting, which vesting period is deemed to have commenced on September 15, 1998. 92,031 of these shares are currently vested.

(17) Includes 64,610 shares of Class B common stock underlying options issued in exchange for membership units in Mediacom LLC. The 327,921 shares are subject to vesting in five equal annual installments, which vesting period is deemed to have commenced on November 4, 1997. 262,336 of these shares are currently vested.

(18) Includes 64,610 shares of Class B common stock underlying options issued in exchange for membership units in Mediacom LLC. All 242,921 shares are vested.

(19) Includes 948,892 shares of Class B common stock underlying options granted pursuant to the 1999 Stock Option Plan and 7,200,000 shares of Class B common stock underlying options issued in exchange for membership units in Mediacom LLC.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

     The Compensation Committee, which is composed of two independent directors (William S. Morris III and Robert L. Winikoff) and one inside director (Rocco B. Commisso), is responsible for reporting to the Board of Directors the compensation policies followed by the committee in recommending to the Board compensation for executive officers.

     Base salaries for our executive officers during the year ended December 31, 2000 (other than for an executive officer who was hired in October 2000) were determined by Rocco B. Commisso, or upon the recommendation of Mr. Commisso, based upon such officer's compensation during the previous year, Mediacom LLC's performance during the previous year as compared to earlier years and such officer's contribution to such performance. The base salary of the executive officer who was hired in October 2000 was established by the Board of Directors.

     As one of our principal stockholders, Mr. Commisso's financial interests are directly tied to our overall performance, as reflected in the price per share of our common stock. For his services as Chief Executive Officer, Mr. Commisso's future compensation will be determined in accordance with the compensation policies outlined below.

     Commencing in 2001, the committee intends to utilize a program designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services we need to maximize our return to stockholders. The program will be premised on the belief that an executive's compensation should reflect his individual performance and the overall performance of our company, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The program will require flexibility in order to ensure that we can continue to attract and retain executives with unique and special skills critical to our success. Flexibility will also be necessary to permit adjustments in compensation in light of changes in business and economic conditions. The compensation of each executive officer will be reviewed annually by the committee. The committee's annual performance evaluation of each executive officer will be subjective, will rely heavily on the performance evaluation presented to the committee by our Chief Executive Officer, and not upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the committee's recommendation with respect to each executive officer's ultimate annual compensation.

     Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) payments are approved by a majority vote of the stockholders prior to payment of such compensation, (iii) the material terms of the compensation are disclosed to the stockholders and (iv) the compensation committee certifies that the performance goals were in fact satisfied. While the committee will give due consideration to the deductibility of compensation payments on future compensation arrangements with our executive officers, the committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of our company and our stockholders, and deductibility will be only one among a number of factors used by the committee in making its compensation decisions.

     Members of the Compensation Committee

     Rocco B. Commisso
     William S. Morris III
     Robert L. Winikoff

Executive Compensation Summary

     Prior to our initial public offering in February 2000, all of our executive officers, excluding Mr. James M. Carey, received compensation from Mediacom Management Corporation, a Delaware corporation wholly-owned by Rocco B. Commisso, which provided management services to the operating subsidiaries of Mediacom LLC. Mr. Carey received his compensation from one of our operating subsidiaries.

     Except where otherwise indicated, the table below summarizes the compensation paid in 2000, 1999 and 1998 to the Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                          Annual Compensation                  All Other
                                                                          -------------------                  ---------
            Name and Principal Position                     Year         Salary          Bonus                Compensation
            ---------------------------                     ----         ------          -----                ------------
Rocco B. Commisso...................................        2000         $100,000             --                    --
  Chairman and Chief Executive Officer                      1999         $100,000             --                    --
                                                            1998         $100,000             --                    --

Mark E. Stephan.....................................        2000         $200,000             --                    --
  Senior Vice President, Chief Financial Officer,           1999         $200,000             --                    --
  Treasurer and Director                                    1998         $190,769       $132,034                    --

James M. Carey (1)..................................        2000         $163,532             --                    --
  Senior Vice President, Operations                         1999         $140,769       $ 20,000                    --
                                                            1998         $106,154       $ 15,000            $35,500 (2)

Joseph Van Loan.....................................        2000         $200,000             --                    --
  Senior Vice President, Technology                         1999         $200,000             --                    --
                                                            1998         $190,769       $132,034                    --

Italia Commisso Weinand.............................        2000         $157,777             --                    --
  Senior Vice President, Programming and Human              1999         $136,923             --                    --
  Resources and Secretary                                   1998         $130,693       $ 99,026                    --

________________
(1) Prior to February 2000, Mr. Carey's compensation was paid by one of our operating subsidiaries, Mediacom Southeast LLC.
(2) Represents consulting fees from January 1, 1998 to February 2, 1998.

     The amounts set forth in the above table do not include the receipt by Mark
E. Stephan, James M. Carey, Joseph Van Loan and Italia Commisso Weinand of membership units in Mediacom LLC from Rocco B. Commisso as described in "Employment Arrangements" below.

Stock Option Grants During 2000

     The table below sets forth information concerning individual grants of stock options made during 2000 to the named executive officers in the Executive Compensation Summary.

                                                                                                  Potential Realizable Value
                           Number of Shares                                                        at Assumed Annual Rates
                            of Common Stock   Percent of Total                                   of Stock Price Appreciation
                              Underlying       Options Granted     Exercise                          for Option Term (4)
                                Options        to Employees In      Price       Expiration    ----------------------------------
     Name                    Granted (1)        Fiscal Year       Per Share        Date               5%               10%
-------------------------  ----------------   ----------------   ------------  -------------      -----------       -----------
Rocco B. Commisso                 38,149 (2)               1.4%        $19.00        2/02/10      $   455,842       $ 1,155,194
                                 948,892 (3)              33.9%        $19.00        2/02/10      $11,338,309       $28,733,500
Mark E. Stephan                    4,986 (2)               0.2%        $19.00        2/02/10      $    59,578       $   150,982
James M. Carey                    31,792 (2)               1.1%        $19.00        2/02/10      $   379,883       $   962,697
Joseph Van Loan                   20,390 (2)               0.7%        $19.00        2/02/10      $   243,640       $   617,432
Italia Commisso Weinand           20,390 (2)               0.7%        $19.00        2/02/10      $   243,640       $   617,432

------------------
(1) In connection with an amendment to the operating agreement of Mediacom LLC, options to purchase shares of Class B common stock were received by the named executive officers in the following amounts: Rocco B. Commisso - 6,851,108 shares, Mark E. Stephan - 95,014 shares, James M. Carey - 53,208 shares, Joseph Van Loan - 64,610 shares and Italia Commisso Weinand - 64,610 shares.

(2)  Shares of Class A common stock.

(3)  Shares of Class B common stock.

(4) The 5% and 10% rates of annual appreciation would result in per share prices at the end of the option term of $30.95 and $49.28, respectively. The assumed rates of appreciation are mandated by the SEC. We express no opinion whether these levels of appreciation will be realized and expressly disclaim any representation to that effect.


Year-End 2000 Option Values

     The table below sets forth information at fiscal year-end 2000 concerning stock options held by the named executive officers in the Executive Compensation Summary. No options held by such individuals were exercised during 2000.

                                          Number of Securities                         Value of Unexercised
                                         Underlying Unexercised                        In-the-Money Options
                                       Options At Fiscal Year-End                     At Fiscal Year-End (4)
                                    ----------------------------------          ----------------------------------
       Name                         Exercisable          Unexercisable          Exercisable          Unexercisable
       ----                         -----------          -------------          -----------          -------------
Rocco B. Commisso                 7,842,709 (1)                  --                  --                    --
Mark E. Stephan                      95,014 (2)            4,986 (3)                 --                    --
James M. Carey                       53,208 (2)           31,792 (3)                 --                    --
Joseph Van Loan                      64,610 (2)           20,390 (3)                 --                    --
Italia Commisso Weinand              64,610 (2)           20,390 (3)                 --                    --

----------------
(1) Represents 38,149 shares of Class A common stock and 7,804,560 of Class B common stock.

(2)  Shares of Class B common stock.

(3)  Shares of Class A common stock.

(4) The per share exercise price of each of the unexercised options exceeded $17.19, which was the fair market value of a share of our common stock as of December 31, 2000.

Employment Arrangements

     Mark E. Stephan, James M. Carey, Joseph Van Loan, Italia Commisso Weinand and certain other of our employees have entered into employment arrangements setting forth the terms of their at-will employment with us. Pursuant to the employment arrangements, Rocco B. Commisso transferred to each of these employees a specified number of membership units in Mediacom LLC, which were then owned by Mr. Commisso. In connection with our initial public offering, such membership units were exchanged for an aggregate of 1,421,879 shares of our Class B common stock and options to purchase an aggregate of 348,892 shares of our Class B common stock at an exercise price equal to the initial public offering price of $19.00 per share. Such shares and options initially are subject to vesting in five equal annual installments, which vesting period is deemed to have commenced for each officer on various dates prior to our initial public offering. All such shares and options which vest initially are nonetheless subject to potential forfeiture to Mr. Commisso during the first three years after vesting under the circumstances described below. If the employee desires to sell the vested shares or options while employed by us, or if the employee's employment with us is terminated for any reason, Mr. Commisso will have the option to purchase such shares and options at their then fair market value. In the event that Mr. Commisso exercises this purchase option, a portion of the shares or options vested for less than three years will nonetheless be forfeited to Mr. Commisso if, during such three year period, such employee elects to sell such shares or exercise such options while employed by us or voluntarily terminates his employment with us or if such employee's employment with us is terminated for cause. No forfeiture of vested shares or options will occur if Mr. Commisso elects not to exercise his purchase option, or if the employee is terminated by us without cause or as a result of death or disability. Upon a change of control, all such shares and options will vest and not be subject to forfeiture. Each of the employees has granted to Mr. Commisso an irrevocable proxy with respect to all voting rights relating to their shares of common stock. Mr. Commisso made loans to each of such employees in the amount of the tax liability resulting from such employee's receipt of the membership units in Mediacom LLC. Such loans are secured by our common stock and options held by such employees. Certain employees, including Mr. Carey and Ms. Commisso Weinand, have repaid their loans. Each of the employment arrangements also provides that if we terminate the employee's employment without cause, the employee is entitled to a severance payment equal to six months of base salary and precludes the employee from competing with us for a period of three years following termination.

Compensation of Directors

     Non-employee directors do not receive annual compensation. In February 2000, we granted to each of Craig S. Mitchell and Robert L. Winikoff options to purchase 30,000 shares of Class A common stock, and granted to each of William
S. Morris III, Thomas V. Reifenheiser and Natale S. Ricciardi options to purchase 20,000 shares of Class A common stock. All such options have an exercise price equal to the public offering price of $19.00 per share and become exercisable in three equal annual installments beginning February 3, 2001. Non-employee directors receive reimbursement of out-of-pocket expenses incurred for each board meeting or committee meeting attended.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was formed in February 2000. Currently, the members of the Compensation Committee are Messrs. Commisso, Morris, and Winikoff. Mr. Winikoff is a partner of the law firm of Sonnenschein Nath & Rosenthal and prior thereto was a partner of the law firm of Cooperman Levitt Winikoff Lester & Newman, P.C., which have served as our outside general counsel on various matters. Neither Mr. Morris nor Mr. Winikoff is or has been an employee or an officer of our company. Mr. Commisso is our Chairman and Chief Executive Officer.

Performance Graph

     The graph below compares the quarterly performance of our Class A common stock with the performance of the Nasdaq National Market Composite Index and a peer group of comparable cable companies (the "Peer Group Index") from February 4, 2000, the date our Class A common stock commenced trading, through December 31, 2000. The performance graph assumes that an investment of $100 was made in our Class A common stock and in each index on February 4, 2000, and that all dividends, if any, were reinvested. The historical price performance of our Class A common stock is not necessarily indicative of future price performance.

                    COMPARISONS OF CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

                                                       2/04/00       3/31/00       6/30/00       9/30/00      12/31/00
                                                       -------       -------       -------       -------      --------

Mediacom Communications Corporation.............         100            73            81            85            90
Peer Group Index(1).............................         100            85            80            73            85
Nasdaq National Market Composite Index..........         100           109            94            87            59

--------------
(1) The returns of the Peer Group Index, which consists of Adelphia Communications Corporation, Charter Communications, Inc., Comcast Corporation (Class A Special common stock), Cox Communications, Inc. and Insight Communications Company, Inc., are weighted according to the respective issuer's market capitalization.

                             CERTAIN RELATIONSHIPS

Management Agreements

     Prior to our initial public offering, each of our operating subsidiaries was a party to a management agreement with Mediacom Management, which is wholly owned by Mr. Commisso. Under these agreements, Mediacom Management provided management services to our operating subsidiaries and was paid annual management fees. The management agreements were amended effective November 19, 1999 to provide for annual management fees equal to 2% of annual gross operating revenues. Each of the management agreements was terminated upon completion of our initial public offering in February 2000, and employees of Mediacom Management became our employees. In 2000, the aggregate amount of management fees paid to Mediacom Management was approximately $1.4 million.

Purchase of Assets

     Pursuant to an agreement with Mediacom Management, we purchased all of Mediacom Management's assets upon the completion of our initial public offering in February 2000. We paid Mediacom Management approximately $653,000 for the furniture, computers and other office equipment that Mediacom Management purchased to conduct its operations. The purchase price paid to Mediacom Management for such assets approximated their carrying value.

Other Relationships

     JP Morgan, Credit Suisse First Boston and Salomon Smith Barney and their affiliates perform various investment banking and commercial banking services from time to time for us and our affiliates. JP Morgan is an affiliate of The Chase Manhattan Bank which is agent bank and a lender under our subsidiary credit facilities. Credit Suisse First Boston Corporation is an affiliate of Credit Suisse First Boston, New York Branch, which is a lender under our subsidiary credit facilities. Salomon Smith Barney Inc. is an affiliate of Citibank, N.A. which is also a lender under our subsidiary credit facilities. The Chase Manhattan Bank, Credit Suisse First Boston, New York Branch, and Citibank, N.A. received their proportionate share of any repayment of amounts outstanding under the revolver portion of our subsidiary credit facilities from the proceeds of the January 2001 offer and sale of $500.0 million of senior notes of Mediacom LLC of which JP Morgan, Credit Suisse First Boston and Salomon Smith Barney were the initial purchasers.

     Prior to the issuance of our common stock in exchange for all membership interests in Mediacom LLC, two affiliates of Chase Securities Inc. were members of Mediacom LLC. As of December 31, 2000, these two affiliates of Chase Securities Inc. together held approximately 5.3% of the our Class A common stock. In addition, individuals affiliated with Credit Suisse First Boston Corporation beneficially owned an aggregate of approximately 0.2% of our Class A common stock. Chase Securities Inc. was one of the co-managers of our initial public offering and in connection with such offering, received underwriting discounts and commissions in the amount of approximately $350,000 on February 9, 2000. JP Morgan is a division of Chase Securities Inc.

Changes to Organizational Structure

     Immediately prior to our initial public offering in February 2000, we issued 40,657,010 shares of our Class A common stock and 29,342,990 shares of our Class B common stock in exchange for all of the outstanding membership interests of Mediacom LLC. As a result, we became the parent company of Mediacom LLC.

     Mediacom LLC's amended operating agreement provided that upon the occurrence of our initial public offering, the executive committee of Mediacom LLC would make a determination of the aggregate equity value of Mediacom LLC. Based on this determination, Mediacom LLC issued additional membership interests to its members, each having a value upon issuance of $1,000. As a consequence of our initial public offering at $19.00 per share and a determination of the aggregate equity value of Mediacom LLC of $1.3 billion, Mediacom LLC issued additional membership interests to its members based upon such determination immediately prior to our initial public offering. These newly issued membership interests were exchanged for shares of our common stock upon our initial public offering in February 2000.

     Mediacom LLC's amended operating agreement contained provisions relating to a special allocation of membership interests to Mr. Commisso, our executive officers and some of our non-executive officers under certain circumstances. In accordance with these special allocation provisions under the operating agreement, Mr. Commisso was issued additional membership interests in 1999 that had a value upon issuance of $57.9 million. A provision in the amended operating agreement removed a certain portion of the special allocation of membership interests awarded to Mr. Commisso, our executive officers and some of our non-executive officers, based upon aggregate equity value of Mediacom LLC. In connection with the removal of these certain special allocation provisions and the amendments to Mediacom LLC's management agreements with Mediacom Management effective November 19, 1999, Mr. Commisso and such executive and non-executive officers were issued new membership interests representing 16.5% of the aggregate equity value of Mediacom LLC, which amount was then adjusted to give effect to the dilution of the equity interests of Mr. Commisso and related parties resulting from the issuance of such new membership interests. These newly issued membership interests, as adjusted for such dilution effect, were exchanged for 7,295,025 shares of our Class B common stock, which had an aggregate value of approximately $138.6 million on the date of the exchange.

     In addition, in connection with the amendment and the removal of the remainder of the special allocation provisions of the operating agreement, Rocco
B. Commisso, Mark E. Stephan, James M. Carey, Joseph Van Loan, Italia Commisso Weinand and nine of our other employees received options to purchase 6,851,108, 95,014, 53,208, 64,610, 64,610 and an aggregate of 71,451 shares of our Class B common stock. These options have a term of five years and are exercisable, commencing on August 3, 2000, at a price of $19.00 per share.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has, based on the recommendation of the Audit Committee, appointed Arthur Andersen LLP as our independent auditors for the 2001 fiscal year. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

     Audit Fees. The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year were approximately $350,000.

     Financial Information Systems Design and Implementation Fees. No fees were paid to Arthur Andersen LLP for professional services relating to financial information systems design and implementation in the 2000 fiscal year.

     All Other Fees. The aggregate fees for all other services rendered by Arthur Andersen LLP in the 2000 fiscal year were approximately $880,550.

     Ratification of Appointment. A proposal will be presented at the Annual Meeting to ratify the appointment of Arthur Andersen LLP as our independent accountants. A representative of Arthur Andersen LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2000 such reporting persons complied with the filing requirements of said Section 16(a).

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote each proxy in accordance with his or her judgment on such matters.

                           2002 STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, the Secretary of our company must receive them at our principal executive offices not later than January 18, 2002.

                                  ATTACHMENT A

                      MEDIACOM COMMUNICATIONS CORPORATION

                            AUDIT COMMITTEE CHARTER

     There shall be an Audit Committee (the Committee), consisting of at least three Directors. Each member of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws, regulations and the company's code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

A. General Responsibilities

   In carrying out its responsibilities, the Committee shall:

     1. Maintain open communications with the internal auditors, the independent accountants, management and the Board of Directors.

     2. Report Committee actions to the full Board of Directors and make appropriate recommendations.

     3. In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants or other experts to assist in the conduct of any such investigations.

     4. Meet at least four times each year, or more frequently as circumstances require. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee should develop in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

     5. Prepare or cause to be prepared all reports and disclosures, including the disclosure required by the Securities and Exchange Commission to be included in the company's annual Proxy Statement, and take any other actions required of the Committee by law, applicable regulations, or as requested by the Board of Directors.

     6. Meet with the company's independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

     7. Review and reassess the adequacy of the Audit Committee charter annually. The Chairman of the Committee shall have primary responsibility for such review and reassessment and shall cause the results of such review and reassessment to be recorded in the minutes of the Committee.

     8. Require the independent accountants to review the financial information included in the company's interim financial statements before the company files its quarterly reports with the Securities and Exchange Commission.

     9. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by management or the independent accountants.

     10. Review with management and the independent auditors any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible.

     11.  Review the adequacy of the company's internal controls.


     12. Review periodically with the company's counsel any legal and regulatory matters that may have a material effect on the company's financial statements, operations, compliance policies and programs.

     13. Recommend to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K.

B. Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

   In carrying out its responsibilities, the Committee shall:

     1. Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the company. The Committee will also review and approve fees paid to the independent accountants and review and approve dismissal of the independent accountants.

     2. Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

     3. Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

     4. Ensure the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the company's independent accountants; and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

C. Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

   In carrying out its responsibilities, the Committee shall:

     1. Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

     2. Review with management significant risks and exposures identified by management and management's steps to minimize them.

     3. Review the scope of the internal and external audits with the Chief Financial Officer and the independent accountants.

     4. Review with management, the independent accountants and the Chief Financial Officer:

               (a) The company's internal controls, including computerized information system controls and security; and

               (b) Any significant findings and recommendations made by the independent accountants or internal audit.

     5. After the completion of the annual audit examination, review with management and the independent accountants:

               (a) The company's annual financial statements and related footnotes.

               (b) The independent accountants audit of and report on the financial statements.

               (c) The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

               (d) Any significant difficulties or disputes with management encountered during the course of the audit.

               (e) Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (GAAS) require the auditors to discuss with the Committee.

     6.   Review with management:

               (a) Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

               (b) Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

               (c)  The internal audit department's budget and staffing.

                      MEDIACOM COMMUNICATIONS CORPORATION

                      2001 ANNUAL MEETING OF STOCKHOLDERS

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Rocco B. Commisso and Mark E. Stephan as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of Class A common stock and Class B common stock of Mediacom Communications Corporation (the "Company") held of record by the undersigned at the 2001 Annual Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, at 10:00 a.m. local time, on June 21, 2001, or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

If no direction is given, this proxy will be voted "for" each of the proposals set forth on the reverse side

                (Continued and to be Completed on Reverse Side)

[X]  Please mark
     your votes as
     indicated in
     this example


1.   Election of Directors       The nominees for the Board of Directors are:
                                 Rocco B. Commisso, Craig S. Mitchell,
                                 William S. Morris III,, Thomas V. Reifenheiser,
                                 Natale S. Ricciardi, Mark E. Stephan, and
                                 Robert L. Winikoff.

          FOR All Nominees         WITHHELD From All Nominees
          [ ]                      [ ]


(To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Exceptions:_______________________________________________


2. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

          FOR       AGAINST        ABSTAIN
          [ ]       [ ]            [ ]


3.  To transact such other business as may properly come before the meeting.


 Yes, I plan to attend the 2000 Annual Stockholders Meeting     [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2000


_________________________________________
 Signature

_________________________________________
 Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.